Exhibit 10.1

Execution Version

INVESTMENT AGREEMENT

dated as of June 2, 2020

by and between

RENAISSANCERE HOLDINGS LTD.

and

STATE FARM MUTUAL AUTOMOBILE INSURANCE COMPANY

ARTICLE I PURCHASE; CLOSING		1

1.1	Purchase	1
1.2	Closing	1

ARTICLE II REPRESENTATIONS AND WARRANTIES		3

2.1	Representations and Warranties of the Company	3
2.2	Representations and Warranties of the Purchaser	8

ARTICLE III COVENANTS		10

3.1	Confidentiality	10
3.2	Listing	10
3.3	Consents	10
3.4	Legend	10

ARTICLE IV INDEMNITY		11

4.1	Indemnification by the Company	11
4.2	Indemnification by the Purchaser	11
4.3	Indemnification Procedure	12
4.4	Tax Matters	13
4.5	Survival	13
4.6	Limitation on Damages	13

ARTICLE V MISCELLANEOUS		14

5.1	Expenses	14
5.2	Amendment; Waiver	14
5.3	Counterparts; Electronic Transmission	14
5.4	Governing Law	14
5.5	WAIVER OF JURY TRIAL	15
5.6	Notices	15
5.7	Entire Agreement	16
5.8	Assignment	16
5.9	Interpretation; Other Definitions	16
5.10	Captions	18
5.11	Severability	18
5.12	No Third Party Beneficiaries	18
5.13	Public Announcements	18
5.14	Specific Performance	19
5.15	Termination	19
5.16	Effects of Termination	19
5.17	Non-Recourse	19

Schedule A:                 Form of Amended and Restated Registration Rights Agreement

ii

INDEX OF DEFINED TERMS

Term	Location of Definition
Affiliate	5.9(f)
Agreement	Preamble
business day	5.9(d)
Capitalization Date	2.1(b)(1)
Closing	1.2(a)
Common Shares	Recitals
Company	Preamble
Company Material Adverse Effect	5.9(g)
Company Related Parties	4.2
Company Stock Awards	2.1(b)(1)
Company Stock Options	2.1(b)(1)
Confidentiality Agreement	3.1
Effect	5.9(h)
Exchange Act	2.1
GAAP	2.1(e)(2)
Governmental Entity	5.9(i)
herein/hereof/hereunder	5.9(c)
including/includes/included/include	5.9(b)
Indemnified Party	4.3(b)
Indemnifying Party	4.3(b)
Knowledge of the Company	5.9(j)
Law	5.9(k)
Lien	5.9(l)
Losses	4.1
Non-Recourse Party	5.15
or	5.9(a)
person	5.9(e)
Preference Shares	2.1(b)(1)
Public Offering	Preamble
Public Offering Price	1.1
Public Offering Prospectus	1.1
Purchase Price	1.1
Purchaser	Preamble
Purchaser Related Parties	4.1
Registration Rights Agreement	5.9(m)
Registration Statement	Preamble
SEC	2.1(e)(1)
SEC Reports	2.1(e)(1)
Securities Act	2.1
Shares	1.1
Subsidiaries	2.1(a)(1)
Third Party Claim	4.3(b)
Voting Debt	2.1(b)(2)

iii

INVESTMENT AGREEMENT, dated as of June 2, 2020 (this “Agreement”), by and between RenaissanceRe Holdings Ltd., a company organized under the laws of Bermuda (the “Company”), and State Farm Mutual Automobile Insurance Company, an Illinois mutual insurance company (the “Purchaser”).

RECITALS:

WHEREAS, the Company proposes to issue and sell to the Purchaser (including its permitted assignees pursuant to Section 5.8) common shares, par value $1.00 per share, of the Company (the “Common Shares”);

WHEREAS, on the date hereof, the Company and the Purchaser are entering into an Amended and Restated Registration Rights Agreement, in the form of Schedule A;

WHEREAS, the Company is concurrently offering Common Shares in an underwritten public offering (the “Public Offering”) pursuant to the Registration Statement of the Company on Form S-3ASR (Reg. No. 333-231720), initially filed with the Securities and Exchange Commission (the “SEC”) on May 23, 2019, as amended by Post-Effective Amendment No. 1, to be filed with the SEC on June 2, 2020 (as amended, the “Registration Statement”);

WHEREAS, capitalized terms used in this Agreement have the meanings set forth in Section 5.9 or such other section indicated in the preceding Index of Defined Terms.

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein, the parties agree as follows:

ARTICLE I

PURCHASE; CLOSING

1.1    Purchase. On the terms and subject to the conditions herein, on the Closing Date, the Company agrees to sell and issue to the Purchaser, and the Purchaser agrees to purchase from the Company, a number of Common Shares equal to the quotient of (i) $75,000,000 divided by (ii) the per share price to the public in the Public Offering (the “Public Offering Price”), as set forth on the cover page of the final prospectus supplement to the Registration Statement (the “Public Offering Prospectus”), to be filed by the Company with the SEC in connection with the Public Offering (the “Purchase Price”); provided, however, that (a) no fractional number of Shares shall be sold hereunder, (b) any fractional number of Shares shall be rounded down to the nearest whole number of Shares and (c) the Purchase Price will be reduced by the value of any fractional share (as calculated on the basis of the Public Offering Price) The Common Shares to be issued and sold by the Company to the Purchaser pursuant to this Agreement are collectively referred to as the “Shares.”

1.2    Closing.

(a)    Subject to the satisfaction or waiver of the conditions set forth in this Agreement, the closing of the purchase and sale by the Purchaser of the Shares referred to in Section 1.1 pursuant to this Agreement (the “Closing”) shall be held at the offices of Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York 10019, concurrently with the closing of the Public Offering (the “Closing Date”).

(b)    Subject to the satisfaction or waiver on or prior to the Closing Date of the applicable conditions to the Closing in Section 1.3, at the Closing:

(1)    the Company will deliver to the Purchaser (i) the Shares in book-entry form, (ii) the opinion of Conyers Dill & Pearman Limited, Bermuda counsel to the Company, containing the opinions substantially in the form set forth in Exhibit A, (iii) the opinion of Willkie Farr & Gallagher LLP, U.S. counsel to the Company, containing the opinions substantially in the form set forth in Exhibit B and (iv) all other documents, instruments and writings required to be delivered by the Company to the Purchaser pursuant to this Agreement or otherwise required in connection herewith.

(2)    the Purchaser will deliver or cause to be delivered (i) to a bank account previously designated by the Company, the Purchase Price by wire transfer of immediately available funds and (ii) all other documents, instruments and writings required to be delivered by the Purchaser to the Company pursuant to this Agreement or otherwise required in connection herewith.

(c)    Closing Conditions.

(1)    The obligation of the Purchaser, on the one hand, and the Company, on the other hand, to effect the Closing is subject to the satisfaction or written waiver by the Purchaser and the Company prior to the Closing of the following conditions:

(a)    the Public Offering shall be consummated concurrently with the Closing; and

(b)    no temporary restraining order, preliminary or permanent injunction or other judgment or order issued by any Governmental Entity, and no Law shall be in effect restraining, enjoining, making illegal or otherwise prohibiting the consummation of the transactions contemplated by this Agreement.

(2)    The obligation of the Purchaser to effect the Closing is subject to the satisfaction or written waiver by the Purchaser prior to the Closing of the following conditions:

(a)    the representations and warranties of the Company set forth in Section 2.1 (disregarding all qualifications as to materiality or Company Material Adverse Effect set forth therein) shall be true and correct as of the Closing Date as though made on the Closing Date (except to the extent any such representation or warranty speaks as of the date of this Agreement or any other specific date, in which case such representation or warranty shall be true and correct as of such date), except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect;

(b)    the Company shall have performed or complied with in all material respects all covenants and agreements required to be performed or complied with by the Company under this Agreement on or prior to the Closing Date;

(c)    since the date of this Agreement, there shall not have occurred any Company Material Adverse Effect; and

(d)    Purchaser shall have received from the Company each delivery required pursuant to Section 1.2(b)(1).

(3)    The obligation of the Company to effect the Closing is subject to the satisfaction or written waiver by the Company to the Closing of the following conditions:

(a)    the representations and warranties of Purchaser set forth in Section 2.2 (disregarding all qualifications as to materiality set forth therein) shall be true and correct as of the Closing Date as though made on the Closing Date (except to the extent any such representation or warranty speaks as of the date of this Agreement or any other specific date, in which case such representation or warranty shall be true and correct as of such date), except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, reasonably be expected to materially impair or delay the Purchaser’s ability to perform or comply with its obligations under this Agreement and the Registration Rights Agreement or to consummate the transactions contemplated hereby or thereby; and

(b)    the Purchaser shall have performed or complied with in all material respects all covenants and agreements required to be performed or complied with by the Purchaser under this Agreement on or prior to the Closing Date.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

2.1    Representations and Warranties of the Company. Except as set forth (x) in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 or the Company’s Definitive Proxy Statement dated April 2, 2020, or the materials set forth in Schedule 2.1 (excluding any disclosures set forth in risk factors or any “forward looking statements” within the meaning of the Securities Act of 1933 (the “Securities Act”) or the Securities Exchange Act of 1934, as amended, (the “Exchange Act”)) or (y) in a correspondingly identified schedule attached hereto (provided that any such disclosure shall be deemed to be disclosed with respect to each other representation and warranty to which the relevance of such exception is reasonably apparent on the face of such disclosure), the Company represents and warrants to the Purchaser, as of the date hereof and as of the Closing Date (except to the extent made only as of a specified date in which case as of such date), that:

(a)    Incorporation and Authority.

(1)    Each of the Company and Renaissance Reinsurance Ltd., Renaissance Reinsurance U.S. Inc. and RenaissanceRe Finance Inc. (collectively, the “Subsidiaries”) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as presently conducted. True and complete copies of the Company’s Memorandum of Association and Bye-Laws, as amended through the date hereof, are included in the SEC Reports.

(2)    The Company has all requisite corporate or other applicable organizational power to enter into, consummate the transactions contemplated by, and carry out its obligations under this Agreement and the Registration Rights Agreement. The execution, delivery and performance by the Company of this Agreement and the Registration Rights Agreement and the consummation by the Company of the transactions contemplated by this Agreement (including the issuance of the Shares) and the Registration Rights Agreement have been duly authorized by all requisite corporate or other similar organizational action on the part of the Company. This Agreement and the Registration Rights Agreement have been duly executed and delivered by the Company. Assuming due authorization, execution and delivery by the other parties hereto, each of this Agreement and the Registration Rights Agreement constitutes, the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject in each case to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar Laws now or hereafter in effect relating to or affecting creditors’ rights and remedies generally and subject, as to enforceability, to the effect of general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

(3)    Neither the execution and delivery by the Company of this Agreement or the Registration Rights Agreement, nor the consummation of the transactions contemplated hereby (including the issuance of the Shares) or thereby, nor compliance by the Company with any of the provisions hereof or thereof will (a) violate or conflict with the organizational documents of the Company or any Subsidiary, (b) conflict with or violate any Law applicable to the Company or any of its subsidiaries or by which any of their respective properties or assets is bound or subject or (c) result in any breach of, or constitute a default (or event which, with the giving of notice or lapse of time or both, would constitute a default) under, or give to any person any rights of termination, acceleration or cancellation of or result in the creation of any Lien on any of the assets or properties of the Company, any material indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other contract, agreement, obligation, condition, covenant or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or any of their respective properties or assets is bound or subject, except, in the case of clauses (b) and (c), for any such conflicts, violations, breaches, defaults, terminations, accelerations, cancellations or creations as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect or materially impair or delay the Company’s ability to perform or comply with its obligations under this Agreement and the Registration Rights Agreement or to consummate the transactions contemplated hereby or thereby.

(4)    Other than under the securities or blue sky laws of the applicable states, no notice to, registration, declaration or filing with, exemption or review by, or authorization, order, consent or approval of, any Governmental Entity, nor expiration or termination of any statutory waiting period, is necessary for the execution, delivery and performance by the Company of this Agreement or the Registration Rights Agreement or the consummation by the Company of the transactions contemplated hereby or thereby.

(b)    Capitalization.

(1)    The authorized share capital of the Company consists of 225,000,000 Common Shares and 100,000,000 Preference Shares, par value $1.00 per share (the “Preference Shares”). As of the close of business on May 29, 2020 (the “Capitalization Date”), there were 44,033,618 Common Shares issued and outstanding and 11,010,000 Preference Shares issued and outstanding. As of the close of business on the Capitalization Date, (i) no Common Shares were reserved for issuance upon the exercise or payment of stock options outstanding on such date (“Company Stock Options”) and no Common Shares were reserved for issuance upon the exercise or payment of stock units (including restricted stock and restricted stock units or other equity-based incentive awards granted pursuant to any plans, agreements or arrangements of the Company and outstanding on such date), including Company Stock Options (collectively, the “Company Stock Awards”) and (ii) no Common Shares were held by the Company in its treasury. All of the issued and outstanding Common Shares have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. All of the outstanding shares of capital stock of each Subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable. From the Capitalization Date through and as of the date of this Agreement, no other Common Shares or Preference Shares have been issued other than Common Shares issued in respect of the exercise of Company Stock Options or grant or payment of Company Stock Awards in the ordinary course of business. The Company does not have outstanding shareholder purchase rights or “poison pill” or any similar arrangement in effect.

(2)    No bonds, debentures, notes or other indebtedness having the right to vote (or convertible into or exchangeable for, securities having the right to vote) on any matters on which the shareholders of the Company may vote (“Voting Debt”) are issued and outstanding. Except (i) pursuant to any cashless exercise provisions of any Company Stock Options or pursuant to the surrender of shares to the Company or the withholding of shares by the Company to cover tax withholding obligations under Company Stock Options or Company Stock Awards, (ii) as set forth in Section 2.1(b)(1), and (iii) pursuant to the underwriting agreement for the Public Offering, the Company does not have and is not bound by any outstanding options, preemptive rights, rights of first offer, warrants, calls, commitments or other rights or agreements calling for the purchase or issuance of, or securities or rights convertible into, or exchangeable for, any Common Shares or any other equity securities of the Company or Voting Debt or any securities representing the right to purchase or otherwise receive any shares of capital stock of the Company (including any rights plan or agreement).

(c)    Sale of Securities. Based in part on the Purchaser’s representations in Section 2.2, the offer and sale of the Shares is exempt from the registration and prospectus delivery requirements of the Securities Act and the rules and regulations promulgated thereunder. Without limiting the foregoing, neither the Company nor, to the Knowledge of the Company, any other person authorized by the Company to act on its behalf, has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offer or sales of the Shares and neither the Company nor, to the Knowledge of the Company, any person acting on its behalf, has made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the offering or issuance of the Shares under this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act that would result in Regulation D or any other applicable exemption from registration under the Securities Act not being available, nor will the Company take any action or steps that would cause the offering or issuance of the Shares under this Agreement to be integrated with other offerings.

(d)    Company Shares. The Shares to be delivered to the Purchaser hereunder have been duly authorized and, when delivered to and paid for by the Purchaser pursuant to this Agreement, shall be validly issued, fully paid and non-assessable and the issuance of the Shares will not be subject to any pre-emptive rights. As of the Closing, the Company shall have the right, authority and power to sell, assign and transfer the Shares to the Purchaser. Upon delivery of such Shares to the Purchaser, the Purchaser shall acquire good, valid and marketable title to the Shares, free and clear of all Liens other than restrictions on transfer imposed by applicable securities Laws.

(e)    SEC Reports; Financial Statements.

(1)    The Company has filed with or furnished to the SEC all forms, reports and documents (together with all amendments thereof and supplements thereto) required to be filed by it pursuant to the Securities Act or Exchange Act since January 1, 2019 (together with all exhibits and schedules thereto and all information incorporated therein by reference, the “SEC Reports”) on a timely basis. The SEC Reports (as of the date filed with the SEC and, in the case of registration statements, prospectuses and proxy statements, on the dates of effectiveness and the dates of mailing, respectively, and, in the case of any SEC Reports amended or superseded by a filing prior to the date hereof, then on the date of such amending or superseding filing) (i) complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the applicable rules and regulations promulgated by the SEC thereunder and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(2)    The consolidated financial statements of the Company included or incorporated by reference in the SEC Reports, as of the date filed with the SEC (and, in the case of registration statements, prospectuses and proxy statements, on the dates of effectiveness and the dates of mailing, respectively, and, in the case of any SEC Report amended or superseded by a filing prior to the date hereof, then on the date of such amending or superseding filing), complied in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis during the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), and fairly presented, in all material respects (subject, in the case of the unaudited statements, to normal, recurring audit adjustments not material in amount), the consolidated financial position of the Company and its consolidated Subsidiaries as of the date of such financial statements and the consolidated results of their operations and cash flows for each of the periods then ended.

(3)    The internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) of the Company were effective at December 31, 2019, and since December 31, 2019 there have been no changes in internal controls over financial reporting that have materially affected or are reasonably likely to materially affect the Company’s internal control over financial reporting. With respect to preparation of consolidated financial statements of the Company, the Company is not aware of any material weakness in its internal control over financial reporting.

(f)    Brokers and Finders. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the consummation of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or its Affiliates.

(g)    Litigation. There are no actions pending or, to the Knowledge of the Company, threatened in writing against the Company or any of its Affiliates or any of their respective assets, properties or businesses that (i) challenges the transactions contemplated by this Agreement or (ii) individually or in the aggregate would reasonably be expected to have a Company Material Adverse Effect.

(h)    Compliance with Laws. Neither the Company nor any of its Subsidiaries is, or since January 1, 2019 has been, in violation of any applicable Law, except where such violation would not, individually or in the aggregate, reasonably be expected to have, or has not had, a Company Material Adverse Effect. To the Knowledge of the Company as of the date of this Agreement, neither the Company nor any of its Subsidiaries is being investigated with respect to any applicable Law, except for such of the foregoing as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(i)    Absence of Changes. Since December 31, 2019, there has not been any Company Material Adverse Effect.

(j)    Listing and Maintenance Requirements. The Common Shares are registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to the Knowledge of the Company is reasonably likely to, have the effect of, terminating the registration of the Common Shares under the Exchange Act nor has the Company received as of the date of this Agreement any notification that the SEC is contemplating terminating such registration.

(k)    No Additional Representations. Except for the representations and warranties made by the Company in this Section 2.1, none of the Company or any of its Affiliates or representatives makes any other representation or warranty of any kind or nature whatsoever, oral or written, express or implied, with respect to itself, its Affiliates, their respective businesses, this Agreement or the transactions contemplated by the Agreement.

(l)    No Other Purchaser Representations or Warranties. Except for the representations and warranties expressly set forth in Section 2.2 and in any certificate or other document delivered in connection with this Agreement or the Registration Rights Agreement, the Company hereby acknowledges that neither the Purchaser nor any of its Affiliates, nor any other person, has made or is making any other express or implied representation or warranty with respect to the Purchaser.

2.2    Representations and Warranties of the Purchaser. The Purchaser hereby represent and warrant to the Company, as of the date hereof and as of the date hereof (except to the extent made only as of a specified date in which case as of such date), that:

(a)    Incorporation and Authority.

(1)    The Purchaser is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization. The Purchaser has all requisite corporate or other applicable organizational power to enter into, consummate the transactions contemplated by, and carry out its obligations under this Agreement and the Registration Rights Agreement.

(2)    The execution and delivery by the Purchaser of this Agreement and the Registration Rights Agreement and the consummation by the Purchaser of the transactions contemplated by this Agreement and the Registration Rights Agreement have been prior to the Closing duly authorized by all requisite corporate or other similar organizational action on the part of the Company. This Agreement and Registration Rights Agreement have been duly executed and delivered by the Purchaser. Assuming due authorization, execution and delivery by the other parties hereto, each of this Agreement and the Registration Rights Agreement constitutes the legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, subject in each case to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar Laws now or hereafter in effect relating to or affecting creditors’ rights and remedies generally and subject, as to enforceability, to the effect of general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

(3)    Neither the execution and delivery by the Purchaser of this Agreement or the Registration Rights Agreement, nor the consummation of the transactions contemplated hereby or thereby, nor compliance by the Purchaser with any of the provisions hereof or thereof will (a) violate or conflict with the organizational documents of the Purchaser, (b) conflict with or violate any Law applicable to the Company or by which any of its properties or assets is bound or subject or (c) result in any breach of, or constitute a default (or event which, with the giving of notice or lapse of time or both, would constitute a default) under, or give to any person any rights of termination, acceleration or cancellation of or result in the creation of any Lien on any of the assets or properties of the Purchaser, any material contract to which the Purchaser is a party or by which any of its respective properties or assets is bound or subject, except, in the case of clauses (b) and (c), for any such conflicts, violations, breaches, defaults, terminations, accelerations, cancellations or creations as, individually or in the aggregate, would not reasonably be expected to materially impair or delay the Purchaser’s ability to perform or comply with its obligations under this Agreement and the Registration Rights Agreement or to consummate the transactions contemplated hereby or thereby.

(4)    Other than under the securities or blue sky laws of the applicable states, no notice to, registration, declaration or filing with, exemption or review by, or authorization, order, consent or approval of, any Governmental Entity, nor expiration or termination of any statutory waiting period, is necessary for the execution, delivery and performance by the Company of this Agreement or the Registration Rights Agreement or the consummation by the Purchaser of the transactions contemplated by this Agreement or the Registration Rights Agreement.

(b)    Purchase for Investment. The Purchaser acknowledges that the Shares have not been registered under the Securities Act or under any state securities laws. The Purchaser (1) acknowledges that it is acquiring the Shares pursuant to an exemption from registration under the Securities Act solely for investment with no present intention to distribute any of the Shares to any person in violation of applicable securities laws, (2) will not sell or otherwise dispose of any of the Shares, except in compliance with the registration requirements or exemption provisions of the Securities Act, any other applicable securities laws, (3) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Shares and of making an informed investment decision, (4) is an “accredited investor” (as that term is defined by Rule 501 of the Securities Act), (5) is a “qualified institutional buyer” (as that term is defined in Rule 144A of the Securities Act), and (6) (A) has been furnished with or has had full access to all the information that it considers necessary or appropriate to make an informed investment decision with respect to the Shares, (B) has had an opportunity to discuss with management of the Company the intended business and financial affairs of the Company and to obtain information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to it or to which it had access and (C) can bear the economic risk of (x) an investment in the Shares indefinitely and (y) a total loss in respect of such investment. The Purchaser has such knowledge and experience in business and financial matters so as to enable it to understand and evaluate the risks of and form an investment decision with respect to, its investment in the Shares and to protect its own interest in connection with such investment.

(c)    Financial Capability. The Purchaser at the Closing will have available funds necessary to consummate the Closing on the terms and conditions contemplated by this Agreement. The Purchaser is not aware of any reason why the funds sufficient to fulfill its obligations under Article I will not be available on the date hereof.

(d)    Brokers and Finders. Neither the Purchaser nor its Affiliates or any of their respective officers, directors, employees or agents has employed any broker or finder for which the Company will incur any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees.

(e)    No Additional Representations. Except for the representations and warranties made by the Purchaser in this Section 2.1, none of the Purchaser or any of its Affiliates or representatives makes any other representation or warranty of any kind or nature whatsoever, oral or written, express or implied, with respect to itself, its Affiliates, their respective businesses, this Agreement or the transactions contemplated by the Agreement.

(f)    No Other Company Representations or Warranties. Except for the representations and warranties expressly set forth in Section 2.1 and in any certificate or other document delivered in connection with this Agreement or the Registration Rights Agreement, the Purchaser hereby acknowledges that neither the Company nor any of its Affiliates, nor any other person, has made or is making any other express or implied representation or warranty with respect to the Company.

ARTICLE III

COVENANTS

3.1    Confidentiality. The Confidentiality Agreement, dated as of May 29, 2020 (the “Confidentiality Agreement”), by and between the Company and the Purchaser shall remain in full force and effect.

3.2    Listing. The Company shall promptly apply and use its reasonable efforts to cause the Shares to be approved for listing on the New York Stock Exchange, subject to official notice of issuance, following the Closing Date.

3.3    Efforts. Subject to the other terms and conditions of this Agreement, each of the parties hereto shall use its respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under this Agreement and applicable Law to, as promptly as reasonably practicable following the date of this Agreement, consummate the Closing.

3.4    Legend. The Purchaser agrees that all certificates or other instruments (including book-entry notations) representing the Shares subject to this Agreement will bear a legend substantially to the following effect:

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 AND UNDER THE SECURITIES LAWS OF ANY APPLICABLE STATE OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION TO THE EFFECT THAT SUCH REGISTRATIONS ARE NOT REQUIRED. THE PURCHASER ACKNOWLEDGES THAT THE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR UNDER ANY STATE SECURITIES LAWS AND AGREES THAT IT WILL NOT SELL OR OTHERWISE DISPOSE OF ANY OF THE SHARES, EXCEPT IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS OR EXEMPTION PROVISIONS OF THE SECURITIES ACT, ANY OTHER APPLICABLE SECURITIES LAWS.

ARTICLE IV

INDEMNITY

4.1    Indemnification by the Company. From and after the Closing, the Company agrees to indemnify the Purchaser and its Affiliates and its officers, directors, managers, employees and agents (collectively, “Purchaser Related Parties”) from, and hold each of them harmless against, any and all losses, damages, actions, suits, proceedings (including any investigations, litigation or inquiries), demands and causes of action (“Losses”), and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all reasonable and documented out-of-pocket costs, losses, liabilities, damages or expenses of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel and all other reasonable and documented out-of-pocket expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them), whether or not involving a Third Party Claim incurred by or asserted against such Purchaser Related Parties, as a result of or arising out of (i) the failure of the representations or warranties made by the Company contained in Section 2.1 or in any certificate delivered pursuant hereto to be true and correct, (ii) the breach of any of the covenants of the Company contained herein, (iii) the transactions contemplated hereby, (iv) any untrue or alleged untrue statement of material fact contained in the Registration Statement or any prospectus or preliminary prospectus or any amendment thereof or supplement thereto , or any “free writing prospectus” as such term is defined under Rule 433 under the Securities Act or any amendment thereof or supplement thereto or any document incorporated by reference therein or (v) any omission or alleged omission of a material fact required to be stated in the Registration Statement or any prospectus or preliminary prospectus or any amendment thereof or supplement thereto, or any “free writing prospectus” or necessary to make the statements therein not misleading; provided further that in the case of the immediately preceding clause (i), such claim for indemnification relating to a breach of any representation or warranty is made prior to the expiration of such representation or warranty as set forth in Section 4.6; provided, further that for purposes of determining when an indemnification claim has been made, the date upon which a Purchaser Related Party shall have given written notice (stating in reasonable detail the basis of the claim for indemnification) to the Company shall constitute the date upon which such claim has been made; provided, further, that clauses (iii), (iv) or (v) shall only relate to Third Party Claims and, for the avoidance of doubt, the Purchaser Related Parties shall not be entitled to assert any direct claims against the Company for indemnification pursuant to clauses (iv) or (v).

4.2    Indemnification by the Purchaser. From and after the Closing, the Purchaser agrees to indemnify the Company and its officers, directors, managers, employees, and agents (collectively, “Company Related Parties”) from, and hold each of them harmless against, any and all Losses, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all reasonable and documented out-of-pocket costs, losses, liabilities, damages or expenses of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel and all other reasonable and documented out-of-pocket expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them), whether or not involving a Third Party Claim, incurred by or asserted against such Company Related Parties as a result of or arising out of (i) the failure of any of the representations or warranties made by the Purchaser contained in Section 2.2 to be true and correct or (ii) the breach of any of the covenants of the Purchaser contained herein; provided that in the case of the immediately preceding clause (i), such claim for indemnification relating to a breach of any representation or warranty is made prior to the expiration of such representation or warranty as set forth in Section 4.6; provided, further that for purposes of determining when an indemnification claim has been made, the date upon which a Company Related Party shall have given written notice (stating in reasonable detail the basis of the claim for indemnification) to the Purchaser shall constitute the date upon which such claim has been made.

4.3    Indemnification Procedure.

(a)    A claim for indemnification for any matter not involving a Third Party Claim may be asserted by written notice to the party from whom indemnification is sought; provided, however, that failure to so notify the indemnifying party shall not preclude the indemnified party from any indemnification that it may claim in accordance with this Article IV unless and to the extent the Indemnifying Party is materially prejudiced by such failure, except as otherwise provided in Sections 4.1 and 4.2.

(b)    Promptly after any Company Related Party or Purchaser Related Party (hereinafter, the “Indemnified Party”) has received notice of any indemnifiable claim hereunder, or the commencement of any action, suit or proceeding by a third person, which the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement (each, a “Third Party Claim”), the Indemnified Party shall give the indemnitor hereunder (the “Indemnifying Party”) written notice of such Third Party Claim but failure or delay to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure or delay. Such notice shall state the nature and the basis of such Third Party Claim to the extent then known. The Indemnifying Party shall have the right to assume and control the defense of, and settle, at its own expense and by its own counsel, any such matter as long as the Indemnifying Party pursues the same diligently and in good faith. If the Indemnifying Party undertakes to assume and control the defense or settle such Third Party Claim, it shall promptly, and in no event later than ten (10) business days after notice of such claim, notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in all reasonable respects in the defense thereof and/or the settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records and other information reasonably requested by the Indemnifying Party and in the Indemnified Party’s possession or control. Such cooperation of the Indemnified Party shall be at the cost of the Indemnifying Party. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (i) at its own expense, to participate in the defense of such asserted liability and any negotiations of the settlement thereof and (ii) if (A) the Indemnifying Party has, within fifteen (15) business days of when the Indemnified Party provides written notice of a Third Party Claim, failed to (y) assume the defense or settlement of such Third Party Claim and (z) notify the Indemnified Party of such assumption, or (B) the defendants in any such action include both the Indemnified Party and the Indemnifying Party and counsel to the Indemnified Party shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, then, in each case, the Indemnified Party shall have the right to select one (1) separate counsel and, upon prompt notice to the Indemnifying Party, to assume such settlement or legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not settle any indemnified claim without the consent of the Indemnified Party, unless the settlement thereof imposes no liability or obligation on, and includes a complete release from liability of, and does not contain any admission of wrongdoing by, the Indemnified Party.

4.4    Contribution. If the indemnification provided for in Section 4.1(iv) or (v) is legally unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, will contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and the indemnified party will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the amount the Purchaser will be obligated to contribute pursuant to this Section 4.4 will be limited to an amount equal to the proceeds received by the Purchaser sold pursuant to the Registration Statement.

4.5    Tax Matters. All indemnification payments under this Article IV shall be treated as adjustments to the Purchase Price for tax purposes, except as otherwise required by applicable Law.

4.6    Survival. The representations and warranties of the parties contained in this Agreement shall survive for twelve (12) months following the Closing. All of the covenants or other agreements of the parties contained in this Agreement shall survive until fully performed or fulfilled, unless and to the extent that non-compliance with such covenants or agreements is waived in writing by the party entitled to such performance.

4.7    Limitation on Damages. Notwithstanding any other provision of this Agreement, except in the case of fraud, no party hereto shall have any liability to the other party in excess of the Purchase Price, and neither party shall be liable for any exemplary or punitive damages or any other damages to the extent not reasonably foreseeable arising out of or in connection with this Agreement or the transactions contemplated hereby (in each case, unless any such damages are awarded pursuant to a Third Party Claim).

ARTICLE V

MISCELLANEOUS

5.1    Expenses. Each of the parties will bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated pursuant to this Agreement; provided that the Company shall, upon the Closing of the transaction contemplated hereby, or thereafter, reimburse the Purchaser for its reasonable and documented out-of-pocket third-party costs and expenses incurred in connection with due diligence, the negotiation and preparation of this Agreement and the Registration Rights Agreement and undertaking of the transactions contemplated pursuant to this Agreement and the Registration Rights Agreement, including any such costs and expenses incurred after the Closing (including fees and expenses of attorneys and accounting and financial advisers in connection with the transactions contemplated pursuant to this Agreement); provided that the maximum amount of such reimbursable costs and expenses shall not exceed $50,000 in the aggregate.

5.2    Amendment; Waiver. No amendment or waiver of any provision of this Agreement will be effective with respect to any party unless made in writing and signed by an officer or a duly authorized representative of such party. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No waiver of any party to this Agreement will be effective unless it is in a writing signed by a duly authorized officer of the waiving party that makes express reference to the provision or provisions subject to such waiver. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

5.3    Counterparts; Electronic Transmission. For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by facsimile or other means of electronic transmission and such facsimiles or other means of electronic transmission will be deemed as sufficient as if actual signature pages had been delivered.

5.4    Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the state and federal courts located in the Borough of Manhattan for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby. The parties hereby irrevocably and unconditionally consent to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such action, suit or proceeding and irrevocably waive, to the fullest extent permitted by law, any objection that they may now or hereafter have to the laying of the venue of any such action, suit or proceeding in any such court or that any such action, suit or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such action, suit or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 5.6 shall be deemed effective service of process on such party.

5.5    WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

5.6    Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally or by telecopy or facsimile, upon confirmation of receipt, (b) on the first business day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

If to Purchaser:

State Farm Mutual Automobile Insurance Company

Three State Farm Plaza South, K-3

Bloomington, IL 61710

Attention: Michael Remmes

E-mail: michael.remmes.c5xt@statefarm.com

Facsimile: 309-994-0035

with copies to:

State Farm Mutual Automobile Insurance Company

One State Farm Plaza, A-3

Bloomington, IL 61710

Attention: Mark Cavanaugh

E-mail: mark.cavanaugh.lnms@statefarm.com

Facsimile: 309-766-5594

Mayer Brown LLP

71 South Wacker Drive

Chicago, Illinois 60606

Attention: Edward S. Best

E-mail:    ebest@mayerbrown.com

Facsimile: 312-706-8106

If to the Company:

RenaissanceRe Holdings Ltd.

12 Crow Lane

Pembroke HM19, Bermuda

Attention: General Counsel

E-mail: shw@renre.com

Facsimile: 441-292-9453

with a copy to:

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, NY 10019

Attention: Steven J. Gartner

                 Sean M. Ewen

E-mail:    sgartner@willkie.com

                sewen@willkie.com

Facsimile: 212-728-9867

5.7    Entire Agreement. This Agreement (including the Schedules hereto and the documents and instruments referred to in this Agreement), together with the Confidentiality Agreement, constitutes the entire agreement among the parties and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and transactions contemplated hereby.

5.8    Assignment. Neither this Agreement, nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other party; provided that the Purchaser may assign to one or more of its wholly owned subsidiaries all or a portion of its rights under this Agreement.

5.9    Interpretation; Other Definitions. Wherever required by the context of this Agreement, the singular shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa, and references to any agreement, document or instrument shall be deemed to refer to such agreement, document or instrument as amended, supplemented or modified from time to time. All article, section, paragraph or clause references not attributed to a particular document shall be references to such parts of this Agreement, and all exhibit, annex, letter and schedule references not attributed to a particular document shall be references to such exhibits, annexes, letters and schedules to this Agreement. In addition, the following terms are ascribed the following meanings:

(a)    the word “or” is not exclusive;

(b)    the words “including,” “includes,” “included” and “include” are deemed to be followed by the words “without limitation”;

(c)    the terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision;

(d)    the term “business day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York generally are authorized or required by law or other governmental action to close; and

(e)    the term “person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

(f)    “Affiliate” means, with respect to any specified person, any other person that, at the time of determination, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such specified person.

(g)    “Company Material Adverse Effect” means any change, effect, event, occurrence, condition, state of facts or development that, either alone or in combination, has had, or would be reasonably expected to have, (a) a materially adverse effect on the business, operations, assets, liabilities or condition (financial or otherwise) or results of operations of the Company, taken as a whole; provided, however, that none of the following shall constitute or be deemed to contribute to a Company Material Adverse Effect, or shall otherwise be taken into account in determining whether a Company Material Adverse Effect has occurred or would be reasonably likely to occur: any adverse effect arising out of, resulting from or attributable to (i) the global economy generally or capital or financial markets generally, including changes in interest or exchange rates, (ii) political conditions generally, (iii) conditions generally affecting the insurance industry in which the business of the Company and its subsidiaries participates, (iv) any hostilities, act of war, sabotage, terrorism or military actions, or any escalation or worsening of any such hostilities, act of war, sabotage, terrorism or military actions, (v) any changes in applicable Law, U.S. generally accepted accounting principles or the enforcement or interpretation thereof, (vi) actions required to be taken or omitted pursuant to this Agreement, (vii) the failure of the Company to meet or achieve the results set forth in any internal budget, plan, projection or forecast; provided that this clause (vii) will not prevent a determination that any change, effect or other cause underlying such failure to meet budgets, plans, projections or forecasts has resulted in or contributed to a Company Material Adverse Effect; provided that the matters described in clauses (i) - (iv) shall be included and taken into account in the term “Company Material Adverse Effect” to the extent any such matter has a disproportionate adverse impact on the business, operations, assets, liabilities or condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole, relative to the other participants in the industries in which they operate; and (b) a material impairment on or material delay in the ability of the Company to perform its material obligations under this Agreement or the Registration Rights Agreement or to consummate the transactions contemplated by this Agreement.

(h)    “Effect” means any change, event, effect, development or circumstance.

(i)    “Governmental Entity” means any court, administrative or regulatory agency or commission or other governmental or arbitral body or authority or instrumentality, including any state-controlled or owned corporation or enterprise, in each case whether federal, state, local or foreign, and any applicable industry self-regulatory organization.

(j)    “HSR Act” means the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

(k)    “Knowledge of the Company” means the actual knowledge after reasonable inquiry of one or more of Kevin J. O’Donnell, Ian D. Branagan, Ross A. Curtis, Aditya K. Dutt, James C. Fraser, Robert Qutub, Stephen H. Weinstein and Helen L. James.

(l)    “Law” means any federal, state, local or foreign law, statute or ordinance, or any rule, code, treaty, constitution, regulation, judgment, order, writ, injunction, ruling, decree, administrative interpretation or agency requirement of any Governmental Entity.

(m)    “Lien” means any mortgage, deed of trust, pledge, hypothecation, security interest, encumbrance, claim, escheat, encroachment, lien, charge of any kind, option, easement, purchase right, right of first refusal, right of pre-emption, conditional sale agreement, covenant, condition or other similar restriction (including restrictions on transfer) or any agreement to create any of the foregoing.

(n)     “Registration Rights Agreement” means that certain Amended and Restated Registration Rights Agreement, dated as of the date hereof, the form of which is set forth as Schedule A.

5.10    Captions. The article, section, paragraph and clause captions herein are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof.

5.11    Severability. If any provision of this Agreement or the application thereof to any person (including the officers and directors of the parties hereto) or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

5.12    No Third Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any person other than the parties hereto (and their permitted assigns), any benefit, right or remedies other than the Indemnified Parties pursuant to Article IV.

5.13    Public Announcements. Subject to each party’s disclosure obligations imposed by law or regulation or the rules of any stock exchange upon which its securities are listed, each of the parties hereto will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement and any of the transactions contemplated by this Agreement, and neither the Company nor the Purchaser will make any such news release or public disclosure without first consulting with the other, and, in each case, also receiving the other’s consent (which shall not be unreasonably withheld or delayed) and each party shall coordinate with the party whose consent is required with respect to any such news release or public disclosure. The Purchaser hereby consents to the disclosures regarding this Agreement and the Purchaser as provided in writing by the Company to the Purchaser on or prior to date hereof.

5.14    Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, without the necessity of posting bond or other undertaking, the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedies to which they are entitled at law or equity, and in the event that any action or suit is brought in equity to enforce the provisions of this Agreement, and no party will allege, and each party hereby waives, the defense or counterclaim that there is an adequate remedy at law.

5.15    Termination. Prior to the Closing, this Agreement may only be terminated:

(a)    by mutual written agreement of the Company and the Purchaser; or

(b)    by the Company or the Purchaser, upon written notice to the other party, if the Closing has not occurred by June 15, 2020; provided, however that the right to terminate this Agreement pursuant to this Section 5.15(b) shall not be available to any party whose failure to fulfill any obligations under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date.

5.16    Effects of Termination. In the event of any termination of this Agreement in accordance with Section 5.15, neither party (or any of its Affiliates) shall have any liability or obligation to the other (or any of its Affiliates) under or in respect of this Agreement, except to the extent of (A) any liability arising from any breach by such party of its obligations of this Agreement arising prior to such termination and (B) any fraud or intentional or willful breach of this Agreement. In the event of any such termination, this Agreement shall become void and have no effect, and the transactions contemplated hereby shall be abandoned without further action by the parties hereto, in each case, except (x) as set forth in the preceding sentence and (y) that the provisions of Sections 3.1 (Confidentiality), 5.2 to 5.14 (Amendment; Waiver; Counterparts; Electronic Transmission; Governing Law; Waiver of Jury Trial; Notices; Entire Agreement; Assignment; Interpretation; Other Definitions; Captions; Severability; No Third Party Beneficiaries; Public Announcements; and Specific Performance) and Section 5.17 (Non-Recourse) shall survive the termination of this Agreement.

5.17    Non-Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto, including entities that become parties hereto after the date hereof, including permitted assignees and successors, or that agree in writing for the benefit of the Company to be bound by the terms of this Agreement applicable to the Purchaser, and no former, current or future equityholders, controlling persons, directors, officers, employees, agents or Affiliates of any party hereto or any former, current or future equityholder, controlling person, director, officer, employee, general or limited partner, member, manager, advisor, agent or Affiliate of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any representations made or alleged to be made in connection herewith. Without limiting the rights of any party against the other parties hereto, in no event shall any party or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first herein above written.

RENAISSANCERE HOLDINGS LTD.

By:	/s/ Kevin J. O’Donnell
	Name:	Kevin J. O’Donnell
	Title:	Chief Executive Officer and President

STATE FARM MUTUAL AUTOMOBILE INSURANCE COMPANY

By:	/s/ Jon C. Farney
	Name:	Jon C. Farney
	Title:	Senior Vice President, Treasurer and
Chief Financial Officer

By:	/s/ Richard A. Rebholz
	Name:	Richard A. Rebholz
	Title:	Vice President – Investment Operations

[Signature Page to Investment Agreement]

SCHEDULE A

Amended and Restated Registration Rights Agreement

[Note: Filed as Exhibit 10.2 to Current Report on Form 8-K filed on June 5, 2020]